PORTFOLIO MANAGEMENT AGREEMENT

      AGREEMENT made this 25 day of November 2008, by and between Western Asset Management Company (the "Manager"), a California corporation, and Western Asset Management Company Limited ("WAML Japan"), a corporation organized under the laws of Japan, each of which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

      WHEREAS, the Manager is the manager of Western Asset
Premier Bond Fund (the "Trust"), a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Manager wishes to retain WAML Japan to provide certain investment advisory services in connection with the Manager's management of the Trust; and

      WHEREAS, WAML Japan is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

      1.	  Appointment.  The Manager hereby appoints WAML Japan
as portfolio manager for the Trust for the period and on the terms set forth in this Agreement. WAML Japan accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2.	  Delivery of Documents.  The Manager has furnished
WAML Japan with copies of each of the following:

      (a) The Trust?s Declaration of Trust and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

      (b)  The Trust's By-Laws and all amendments thereto (such
By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

      (c) Resolutions of the Trust's Board of Trustees (the "Trustees") authorizing the appointment of the Manager as the manager and WAML Japan as investment adviser and approving the Investment Management Agreement between the Manager and the Trust with respect to the Trust dated March 20, 2002 (the "Management Agreement") and this Agreement;

      (d) The Trust's most recently filed Amendment to its Registration Statement on Form
N-2 under the Securities Act of 1933, as amended, and the 1940
Act, including all exhibits thereto, relating to common shares of beneficial interest of the Trust, no par value;

      (e) The Trust's most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called the "Prospectus"); and

      (f) The Trust's most recent statement of additional information (such statement of additional information, as presently in effect, and all amendments and supplements thereto are herein called the "Statement of Additional Information").

The Manager will furnish WAML Japan from time to time with copies of all amendments of or supplements to the foregoing.

      3.	  Investment Advisory Services.  (a)  Subject to the
supervision of the Trustees and the Manager, WAML Japan shall as requested by the Manager regularly provide the Trust with investment research, advice, management and supervision and shall furnish a continuous investment program for the Trust consistent with the Trust's investment objectives, policies, and restrictions as stated in the Trust's current Prospectus and Statement of Additional Information. WAML Japan shall as requested by the Manager determine from time to time what securities or other property will be purchased, retained or sold by the Trust, and shall implement those decisions, all subject to the provisions of the Trust?s Declaration and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives, policies, and restrictions of the Trust, as each of the foregoing may be amended from time to time. WAML Japan will as requested by the Manager place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker, dealer or futures commission merchant (collectively, a "broker"). In the selection of brokers and the placing of orders for the purchase and sale of portfolio investments for the Trust, WAML Japan shall seek to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Trust the most favorable price and execution available, WAML Japan, bearing in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into consideration market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine and communicate to WAML Japan in writing, WAML
Japan shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker that provides brokerage and research services to WAML Japan or any affiliated person of WAML Japan an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if WAML Japan determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or WAML Japan's overall responsibilities with respect to the Trust and to other clients of WAML Japan and any affiliated person of WAML Japan as to which WAML Japan or any affiliated person of WAML Japan exercises investment discretion. WAML Japan shall also perform such other functions of management and supervision as may be requested by the Manager and agreed to by WAML Japan.

      (b) WAML Japan will as requested by the Manager oversee the maintenance of all books and records with respect to the investment transactions of the Trust that it implements in accordance with all applicable federal and state laws and regulations, and will furnish the Trustees with such periodic and special reports as the Trustees or the Manager reasonably may request.

      (c) The Trust hereby agrees that any entity or person associated with WAML Japan (or with any affiliated person of WAML Japan) which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv) or otherwise.

      4.	  Services Not Exclusive.  WAML Japan's services
hereunder are not deemed to be exclusive, and WAML Japan shall be free to render similar services to others. It is understood that persons employed by WAML Japan to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of WAML Japan or any affiliate of WAML Japan to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      5.	  Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, WAML Japan hereby agrees that all books and records which it maintains for the Trust are property of the Trust and further agrees to surrender promptly to the Trust or its agents any of such records upon the Trust's request. WAML Japan further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

      6.	  Expenses.  During the term of this Agreement, WAML
Japan will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other property (including brokerage commissions, if any) purchased for the Trust.

      7.	  Compensation.  For the services which WAML Japan
will render to the Manager and the Trust under this Agreement, the Manager shall pay WAML Japan a monthly fee in arrears at an annual rate equal to 0.425% of the average weekly value of the Trust?s Total Managed Assets that WAML Japan manages. "Total Managed Assets" means the total assets of the Trust (including any such assets attributable to leverage) minus the sum of accrued liabilities (other than liabilities representing leverage). For purposes of this Agreement, the Total Managed Assets of the Trust shall be calculated pursuant to procedures adopted by the Trustees of the Trust for calculating the value of the Trust?s assets or delegating such calculations to third parties. Fees due to WAML Japan hereunder shall be paid promptly to WAML Japan by the Manager following its receipt of fees from the Trust. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

      8.	  Limitation of Liability.  In the absence of willful
misfeasance, bad faith or gross negligence on the part of WAML
Japan, or reckless disregard of its obligations and duties hereunder, WAML Japan shall not be subject to any liability to the Manager, the Trust or any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

      9.	  Definitions.  As used in this Agreement, the terms
"assignment," "interested person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions and interpretations as may be granted, issued or adopted by the Securities and Exchange Commission or its staff by any rule, regulation, order or interpretive position;
the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      10.	  Term.  This Agreement shall become effective upon
its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 12) until terminated as follows:

      a.	The Trust may at any time terminate this
Agreement by not more than 60 days' written notice
delivered or mailed by registered mail, postage prepaid, to
the Manager and WAML Japan, or
      b.	If (i) the Trustees or the shareholders of the
Trust by vote of a majority of the outstanding voting
securities of the Trust, and (ii) a majority of the
Trustees who are not interested persons of the Trust, the Manager or WAML Japan, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one
year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the
shareholders of the Trust for their approval and such shareholders fail to approve such continuance of this
Agreement as provided herein, WAML Japan may continue to
serve hereunder in a manner consistent with the 1940 Act
and the rules and regulations thereunder, or
      c.	The Manager may at any time terminate this
Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to WAML Japan, and WAML Japan may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.
      Action by the Trust under paragraph (a) of this Section 10 may be taken either (i) by vote of a majority of the Trustees, or (ii) by the vote of a majority of the outstanding voting securities of the Trust.

      11.	  Further Actions.  Each party agrees to perform such
further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      12.	  No Assignment; Amendments. This Agreement shall
terminate automatically in the event of its assignment or in the event that the Management Agreement shall have terminated for any reason. Any termination of this Agreement pursuant to
Section 10 shall be without the payment of any penalty. This Agreement shall not be amended unless such amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (provided that such shareholder approval is required by the 1940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and its staff) and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust, the Manager or WAML Japan.

      13.	    Miscellaneous.  This Agreement embodies the entire
agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

      14.	Limitation of Liability.  A copy of the Agreement and
Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by an officer of the Trust as an officer and not
individually and the obligations of or arising out of this
Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.
      15.	Japanese Law.  WAML Japan is regulated by the Japanese
Securities and Exchange Surveillance Commission, a commission established by the Japanese Financial Services Agency, and is subject to applicable local laws and regulation.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:				WESTERN ASSET MANAGEMENT COMPANY


By:  _______________	By:
______________________________________
Name:  _______________
Title:  _______________


Attest:				WESTERN ASSET MANAGEMENT COMPANY
				LIMITED


By:  _______________	By:
______________________________________
Name:  _______________
Title:  _______________

The foregoing is accepted by:


Attest:				WESTERN ASSET PREMIER BOND FUND


By:  _______________	By:
______________________________________
Name:  _______________
Title:  _______________


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